UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 15, 2020

VILLAGE SUPER MARKET, INC.
(Exact Name of Registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or Other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

733 Mountain Avenue
Springfield, New Jersey 07081
(Address of principal executive offices)

 Registrant’s telephone number, including area code
(973) 467-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[☐]  Written communication pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

[☐]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

[☐]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A common stock, no par value	VLGEA	NASDAQ
(Title of Class)	(Trading Symbol)	(Name of exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

    The Company’s annual meeting of shareholders was held on December 11, 2020.  The following persons were elected as directors pursuant to the following votes:

Directors	For	Withheld
Robert Sumas	36,745,671	4,081,045
William Sumas	37,701,680	3,125,036
John P. Sumas	36,796,067	4,030,649
Kevin Begley	39,711,013	1,115,703
Nicholas Sumas	37,754,566	3,072,150
John J. Sumas	36,798,715	4,028,001
Steven Crystal	38,101,270	2,725,446
Peter Lavoy	39,710,658	1,116,058
Stephen Rooney	39,722,628	1,104,088

    The shareholders approved a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year. The vote totals were as follows: For – 46,673,522; Against – 114,831; Abstain – 16,853.

The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The vote totals were as follows: For - 35,228,362; Against - 5,566,907; Abstain - 31,447

Item 8.01   Other Events

    On December 11, 2020, the Company announced that its Board of Directors declared quarterly cash dividends of $0.25 per Class A common share and $0.1625 per Class B common share.  The dividends will be payable on January 21, 2021 to shareholders of record at the close of business on December 31, 2020.

Item 9.01   Financial Statements and Exhibits

Description

99.1	Press Release

Signature

    Pursuant to the requirements of the Securities and Exchange Act of 1934. the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

Dated: December 15, 2020	/s/ John L. Van Orden
John L. Van Orden
(Chief Financial Officer)